Exhibit 3.1

AMENDMENT NO. 1 TO

THIRD AMENDED AND RESTATED

BY-LAWS OF

UNITED THERAPEUTICS CORPORATION

The Third Amended and Restated By-laws (the “By-laws”) of United Therapeutics Corporation are hereby amended as follows:

1.  Section 2.5 shall be hereby amended and restated in its entirety to read as follows:

“Section 2.5.  Nomination of Director Candidates.  To be qualified for election as a director, persons must be nominated in accordance with the procedures set forth in this Section 2.5 or in Section 2.14 of these By-laws. Nominations of candidates for election to the Board of Directors of the Corporation may be made only by or at the direction of the Board of Directors or by a stockholder (who is a stockholder of record at the time the notice is provided under this Section 2.5 or Section 2.14 of these By-laws) entitled to vote at such meeting of stockholders. All such nominations, except those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation (if delivered by electronic mail or facsimile, the stockholders notice shall be directed to the Secretary at the electronic mail address or facsimile number, as the case may be, specified in the Corporation’s most recent proxy statement). To be timely under this Section 2.5, a stockholder’s notice shall be delivered to or mailed and received by the Secretary not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the anniversary of the previous year’s annual meeting and, in the case of a special meeting, not less than ten (10) days immediately following the public announcement of such special meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days or delayed (other than the result of adjournment) by more than thirty (30) days from the anniversary of the previous year’s annual meeting, notice by the stockholder must be delivered not later than the close of business on the later of the sixtieth (60th) day prior to such annual meeting or the tenth (10th) day following the date on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.  Such stockholder’s notice shall set forth (a) all information relating to such nominee that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A of the Exchange Act, (b) such nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected, (c) the name and address of the stockholder or stockholders and the beneficial owner, if any, giving the notice as the same appears in the Corporation’s stock ledger, (d) the class and number of shares of capital stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (e) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination, (f) as to the stockholder giving the notice or, if the notice is given on behalf of a beneficial owner on whose behalf the nomination is made, as to such beneficial owner, and if such stockholder or beneficial owner is an entity, as to each director, executive, managing member or control person of such entity (any such individual or control person, a “control person”), (i) the class and number of shares of capital stock of the Corporation which are beneficially owned by such stockholder or beneficial owner and by any control person as of the date of the notice, and a representation that the stockholder will notify the Corporation in writing within five (5) business days after the record date for such meeting of the class and number of shares of capital stock of the Corporation beneficially owned by such stockholder or beneficial owner and by any control person as of the record date for the meeting, (ii) a description of any agreement, arrangement or understanding with respect to the nomination between or among such stockholder, beneficial owner or control person and any other person, including without limitation any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of Exchange Act Schedule 13D (regardless of whether the requirement to file a Schedule 13D is applicable) and a representation that the stockholder will notify the Corporation in writing within five (5) business days after the record date for such meeting of any such agreement, arrangement or understanding in effect as of the record date for the meeting, and (iii) a description of any agreement, arrangement or understanding (including without limitation any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder, beneficial owner or control person, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the share price of any class of the Corporation’s capital stock, or maintain, increase or decrease the voting power of the stockholder, beneficial owner or control person with respect to securities of the Corporation, and a representation that the stockholder will notify the Corporation in writing within five (5) business days after the record date for such meeting of any such agreement, arrangement or understanding in effect as of the record date for the meeting, and (g) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (i) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to elect the nominee and/or (ii) otherwise to solicit proxies from stockholders in support of such nomination. For purposes of clause (f) of this paragraph, shares shall be treated as “beneficially owned” by a person if the person beneficially owns such shares, directly or indirectly, for purposes of Section 13(d) of the Exchange Act and Regulations 13D and 13G thereunder or has or shares pursuant to any agreement, arrangement or understanding (whether or not in writing):  (a) the right to acquire such shares (whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition or both), (b) the right to vote such shares, alone or in concert with others and/or (c) investment power with respect to such shares, including the power to dispose of, or to direct the disposition of, such shares.

At the request of the Board of Directors, any person nominated for election as a director shall furnish to the Secretary the information required by this Section 2.5 to be set forth in a stockholders notice of nomination which pertains to the nominee and such other information as may reasonably be required by the Corporation to determine the eligibility of such person to serve as a director of the Corporation, including information relevant to a determination as to whether such person is independent under the listing standards of the principal U.S. exchange upon which the shares of the Corporation are listed, any applicable rules of the Securities and Exchange Commission (the “SEC”), and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation’s directors. The Chairman of a meeting of stockholders shall, if the facts warrant, determine and declare at such meeting of stockholders that such nomination was not made in accordance with the procedures prescribed by this Section 2.5, and he or she shall further declare that the defective nomination shall be disregarded. The Chairman of a meeting of stockholders shall have absolute authority to decide questions of compliance with the foregoing procedures and his or her ruling thereon shall be final and conclusive.”

2.  The following new Section 2.14 shall be added immediately after Section 2.13:

“Section 2.14.  Proxy Access for Director Nominations.

(a)                                                                The Corporation shall include in its proxy statement and on its form of proxy for an annual meeting of stockholders the name of, and the Additional Information (as defined below) relating to, any nominee for election to the Board of Directors who satisfies the eligibility requirements set forth in this Section 2.14 (a “Stockholder Nominee”) and who is identified in a timely and proper notice delivered under Section 2.14(g) of these By-laws (the “Stockholder Notice”) by a stockholder on behalf of one or more persons, but in no case more than twenty (20) persons, who (i) expressly elect to have such Stockholder Nominee included in the Corporation’s proxy statement, (ii) own and have owned (as defined below in Section 2.14(c)) shares representing at least three percent (3%) of the outstanding voting stock of the Corporation entitled to vote in the election of directors continuously for at least three years (the “Required Shares”) as of the date of the Stockholder Notice and through the date of such annual meeting, and (iii) satisfy such additional requirements as shall be set forth in these By-laws, as amended from time to time (such stockholder or stockholders and additional persons on behalf of whom a stockholder is acting, an “Eligible Stockholder”).

(b)                For purposes of satisfying the foregoing ownership requirement under Section 2.14(a), (i) the outstanding shares of voting stock of the Corporation owned by one or more stockholders, or by the beneficial owner or owners who own outstanding shares of voting stock of the Corporation and on whose behalf any stockholder is acting, may be aggregated, provided that the number of stockholders and other beneficial owners whose ownership of shares is aggregated for such purpose shall not exceed twenty (20), and (ii) any two or more funds that are (1) under common management and funded primarily by a single employer or (2) a “group of investment companies,” as such term is defined in section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended, shall be treated as one stockholder or owner.

(c)                                                                 For purposes of this Section 2.14, an Eligible Stockholder shall be deemed to “own” only those outstanding shares of voting stock of the Corporation as to which the stockholder possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (1) sold by such stockholder or any of its affiliates in any transaction that has not been settled or closed, (2) borrowed by such stockholder or any of its affiliates for any purposes or purchased by such stockholder or any of its affiliates pursuant to an agreement to resell, or (3) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of voting stock of the Corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (A) reducing in any manner, to any extent or at any time in the future, such stockholder’s or its affiliates’ full right to vote or direct the voting of any such shares, and/or (B) hedging, offsetting, or altering to any degree gain or loss arising from the full economic ownership of such shares by such stockholder or affiliate.  A stockholder shall “own” shares held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares.  A stockholder’s ownership of shares shall be deemed to continue during any period in which the stockholder has delegated any voting power by means of a proxy, power of attorney, or other instrument or arrangement that is revocable at any time by the stockholder.  A stockholder’s ownership of shares shall be deemed to continue during any period in which the stockholder has loaned such shares provided that the stockholder has the power to recall such loaned shares on three (3) business days’ notice and has recalled such loaned shares as of the date of the Stockholder Notice and through the date of the annual meeting.  The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings.  Whether outstanding shares of voting stock of the Corporation are “owned” for these purposes shall be determined by the Board of Directors.

(d)                No stockholder or beneficial owner may be a member of more than one group of stockholders constituting an Eligible Stockholder under this Section 2.14.

(e)                 An Eligible Stockholder (or in the case of a group, each stockholder or beneficial owner whose shares are aggregated for purposes of constituting an Eligible Stockholder) must (i) within five (5) business days after the date of the Stockholder Notice, provide one or more written statements from the record holder(s) of the Required Shares and from each intermediary through which the Required Shares are or have been held, in each case during the requisite three (3)-year holding period, verifying that, as of the date of the Stockholder Notice, the Eligible Stockholder owns, and has owned continuously for the preceding three (3) years, the Required Shares, and (ii) include in the written statements provided pursuant to Item 4 of Schedule 14N filed with the SEC a certification that it owns and has owned, as defined in Section 2.14(c) of these By-laws, the Required Shares for at least three (3) years.

(f)                  For purposes of this Section 2.14, the “Additional Information” that the Corporation will include in its proxy statement is (i) the information concerning the Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the Corporation’s proxy statement by the regulations promulgated under the Exchange Act; and (ii) if the Eligible Stockholder so elects, a written statement of the Eligible Stockholder, not to exceed five hundred (500) words, in support of the Stockholder Nominee, which must be provided at the same time as the Stockholder Notice for inclusion in the Corporation’s proxy statement for the annual meeting of stockholders (the “Statement”).  Notwithstanding anything to the contrary contained in this Section 2.14, the Corporation may omit from its proxy statement any information or Statement that it, in good faith, believes would violate any applicable law or regulation.  Nothing in this Section 2.14 shall limit the Corporation’s ability to solicit against and include in its proxy statement its own statements relating to any Stockholder Nominee and any Eligible Stockholder.

(g)                 The Stockholder Notice shall set forth and consist of (i) all applicable information required under Section 2.5 of these By-laws; (ii) the written consent of each Stockholder Nominee to being named in the Corporation’s proxy statement as a nominee; (iii) a statement by the Eligible Stockholder (or in the case of a group, each stockholder or beneficial owner whose shares are aggregated for purposes of constituting an Eligible Stockholder) certifying as to the number of shares of voting stock of the Corporation it owns and has owned (as defined in Section 2.14(c)) continuously for at least three (3) years as of the date of the Stockholder Notice and agreeing to continue to own through the date of such annual meeting such shares it is deemed to own for purposes of this Section 2.14; (iv) a copy of the Schedule 14N that has been or is concurrently being filed with the SEC as required by Rule 14a-18 under the Exchange Act; and (v) the written agreement of the Eligible Stockholder (or in the case of a group, each stockholder or beneficial owner whose shares are aggregated for purposes of constituting an Eligible Stockholder) addressed to the Corporation, setting forth the following additional agreements, representations, and warranties: (1) the Eligible Stockholder’s agreement to provide written statements from the record holder and intermediaries in the same form as required under Section 2.14(e) verifying the Eligible Stockholder’s continuous ownership of the Required Shares through and as of the business day immediately preceding the date of the annual meeting, together with the Eligible Stockholder’s agreement to continue to own such shares through the date of the annual meeting; (2) the Eligible Stockholder’s representation and warranty that the Eligible Stockholder (including each member of any group of stockholders that together is an Eligible Stockholder under this Section 2.14) (A) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the Corporation, and does not presently have such intent, (B) has not nominated and will not nominate for election to the Board of Directors at the annual meeting any person other than the Stockholder Nominee(s) being nominated pursuant to this Section 2.14, (C) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s “solicitation” within the meaning of clause (l) of Rule 14a-1 under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee or a nominee of the Board of Directors, and (D) will not distribute to any stockholder any form of proxy for the annual meeting other than the form distributed by the Corporation; and (3) the Eligible Stockholder’s agreement to (A) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the Corporation or out of the information that the Eligible Stockholder provided to the Corporation, (B) comply with all other laws and regulations applicable to any solicitation in connection with the annual meeting, (C) file all materials described below in Section 2.14(j) with the SEC, regardless of whether any such filing is required under Regulation 14A of the Exchange Act, or whether any exemption from filing is available for such materials under Regulation 14A of the Exchange Act, and (D) provide to the Corporation prior to the election of directors such additional information as necessary or reasonably requested by the Corporation. The inspector of elections shall not give effect to the Eligible Stockholder’s votes with respect to the election of directors if the Eligible Stockholder breaches any of its agreements, representations, or warranties set forth in the Stockholder Notice, or if any of the information in the Stockholder Notice was not, when provided, true and correct.

(h)                To be timely under this Section 2.14, a Stockholder Notice must be received by the Secretary of the Corporation not later than the close of business on the one hundred and twentieth (120th) day nor earlier than the close of business on the one hundred and fiftieth (150th) day prior to the first anniversary of the date the definitive proxy statement was first released to stockholders in connection with the preceding year’s annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or forty-five (45) days after the anniversary of the preceding year’s annual meeting, in order to be timely the Stockholder Notice must be so received not later than the close of business on the later of the one hundred and twentieth (120th) day prior to such annual meeting or the close of business on the tenth (10th) day following the day on which the public announcement of the date of the annual meeting is first made.

(i)                    Within five (5) business days after the date of the Stockholder Notice, a Stockholder Nominee must deliver to the Secretary of the Corporation a written representation and agreement that such Stockholder Nominee (i) is not and will not become a party to any agreement, arrangement, or understanding with, and has not given any commitment or assurance to, any person as to how such Stockholder Nominee, if elected as a director of the Corporation, will act or vote on any issue or question that has not been disclosed to the Corporation, (ii) is not and will not become a party to any agreement, arrangement, or understanding with any person other than the Corporation with respect to any direct or indirect compensation, reimbursement, or indemnification in connection with service or action as a director that has not been disclosed to the Corporation, and (iii) will comply with all of the Corporation’s corporate governance, conflict of interest, confidentiality, and stock ownership and trading policies and guidelines, and any other Corporation policies and guidelines applicable to directors.  At the request of the Corporation, the Stockholder Nominee must promptly, but in any event within five (5) business days of such request, submit all completed and signed questionnaires required of the Corporation’s directors and officers and provide to the Corporation such other information as it may reasonably request.  The Corporation may request such additional information as necessary to permit the Board of Directors to determine if each Stockholder Nominee is independent under the listing standards of the principal U.S. exchange upon which the shares of the Corporation are listed, any applicable rules of the SEC and any publicly disclosed standards used by the Board in determining and disclosing the independence of the Corporation’s directors.

(j)                   The Eligible Stockholder shall file with the SEC any solicitation or other communication relating to the Corporation’s annual meeting, one or more of the Corporation’s directors then in office or any Stockholder Nominee, regardless of whether any such filing is required under Regulation 14A of the Exchange Act, or whether any exemption from filing is available for such solicitation or other communication under Regulation 14A of the Exchange Act.

(k)                The number of Stockholder Nominees appearing in the Corporation’s proxy statement with respect to an annual meeting, combined with the number of (i) directors currently serving on the Board of Directors as a result of being elected pursuant to this Section 2.14, where the term of that director or directors extends past the election of directors for which the Corporation is soliciting proxies in connection with such annual meeting, and (ii) Stockholder Nominees who satisfy the requirements for inclusion in the Corporation’s proxy statement but who are either withdrawn or are nominated by the Board of Directors as Board nominees, shall not exceed twenty percent (20%) of the number of directors then serving in office as of the last day on which a Stockholder Notice may be delivered pursuant to this Section 2.14, or if such amount is not a whole number, the closest whole number below twenty percent (20%); provided, however, that if fewer than ten (10) directors are serving on the Board of Directors as of the last day on which a Stockholder Notice may be delivered pursuant to Section 2.14(h), the number of Stockholder Nominees shall not exceed twenty-five percent (25%) of the number of directors then serving in office as of such date.  In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 2.14 exceeds this maximum number, each Eligible Stockholder will select one Stockholder Nominee for inclusion in the Corporation’s proxy statement until the maximum number is reached, going in order of the amount (largest to smallest) of shares of voting stock of the Corporation each Eligible Stockholder disclosed as owned in its respective Stockholder Notice submitted to the Corporation.  If the maximum number is not reached after each Eligible Stockholder has selected one Stockholder Nominee, this selection process will continue as many times as necessary, following the same order each time, until the maximum number is reached.  The Corporation shall not be required to include, pursuant to this Section 2.14, any Stockholder Nominee(s) in its proxy statement for any meeting of stockholders for which the Secretary of the Corporation receives notice that a stockholder intends to nominate a person for election to the Board of Directors pursuant to the advance notice requirements for stockholder nominees for director set forth in Section 2.5 of these By-laws and which stockholder does not expressly elect to have its nominee(s) included in the Corporation’s proxy statement pursuant to this Section 2.14.

(l)                    Any Stockholder Nominee who is included in the Corporation’s proxy statement for a particular annual meeting but either (i) withdraws from or becomes ineligible or unavailable for election at the annual meeting, or (ii) does not receive at least twenty-five percent (25%) of the votes cast in favor of the Stockholder Nominee’s election, will be ineligible to be a Stockholder Nominee pursuant to this Section 2.14 for the next two annual meetings.

(m)            The Corporation shall not be required to include, pursuant to this Section 2.14, any Stockholder Nominees in its proxy statement for any meeting of stockholders (i) who is not independent under the listing standards of the principal U.S. exchange upon which the shares of the Corporation are listed, any applicable rules of the SEC, and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation’s directors, (ii) who does not qualify as independent under the audit committee independence requirements set forth in the rules of the principal U.S. exchange on which shares of the Corporation are listed, as a “non-employee director” under Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or as an “outside director” for the purposes of Section 162(m) of the Internal Revenue Code (or any successor provision), (iii) who is or has been, within the past three (3) years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, as amended, or (iv) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in a criminal proceeding within the past ten (10) years.”

3.  Except as expressly modified hereby, the By-laws and all provisions contained therein shall remain in full force and effect.